UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 12, 2015

Monster Beverage Corporation

(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

0-18761	39-1679918
(Commission File Number)	(IRS Employer Identification No.)

1 Monster Way

Corona, CA 92879
(Address of principal executive offices and zip code)

(951) 739 - 6200
(Registrant’s telephone number, including area code)

550 Monica Circle Suite 201

Corona, California 92880

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 12, 2015, Monster Energy Company (“Monster Energy”) entered into a letter agreement (the “Hall Agreement”) with Mark J. Hall.  The Hall Agreement confirmed Mr. Hall’s position change from Chief Brand Officer to Chief Marketing Officer of Monster Energy on a full-time basis, effective as of January 1, 2015.  As Chief Marketing Officer of Monster Energy, Mr. Hall will receive an annual salary of $500,000.  Mr. Hall may also be granted a bonus at the sole discretion of Monster Energy.

The Hall Agreement provides that Mr. Hall’s employment as Chief Marketing Officer of Monster Energy is of an at-will nature, for no specified period of time. Pursuant to the Hall Agreement, if Mr. Hall’s employment with Monster Energy is terminated without cause, Mr. Hall will be entitled to receive three months of severance pay (or severance pay as negotiated between the parties), subject to certain restrictions, as well as all applicable employee benefits of Monster Energy during such three-month period.

Mr. Hall will continue to serve as a director of Monster Beverage Corporation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Monster Beverage Corporation

Date: March 18, 2015	/s/ Hilton H. Schlosberg
Hilton H. Schlosberg
Vice Chairman of the Board of Directors,
President and Chief Financial Officer